Exhibit 99.1
For Immediate Release
CONTACTS:
Tony Rossi
Financial Relations Board
213-486-6545
trossi@frbir.com
iGo®Announces Termination of Contract with Private Label Distributor and
Initiation of Process to Review Strategic Alternatives
SCOTTSDALE, AZ, March 19, 2009 –iGo (Nasdaq: IGOI), a leading provider of innovative portable power solutions, today announced that Targus, a private label distributor, has notified the Company that it will not renew its contractual relationship with iGo, which expires on May 3, 2009. However, Targus has indicated that it desires to continue a commercial relationship with iGo.
At this time, the Company cannot project the impact on revenues given the change in the nature of the relationship with Targus. Given the gross margins generated through sales to Targus, though, the Company believes the termination of the contractual relationship will have only a modestly negative impact on cash flow.
The Company also announced that the Board of Directors has initiated a process to consider all possible strategic alternatives to enhance stockholder value.
“The Board believes that there is value in the Company that is not currently being fully realized in the public markets,” said Michael D. Heil, Chief Executive Officer of iGo. “Therefore, the Board has determined that it would be in the best interests of the stockholders to initiate a review of strategic alternatives that may be available to the Company to better unlock that value.
“iGo is committed to supporting our existing customers and suppliers with high-quality products and outstanding service, as well as pursuing our ongoing growth initiatives. We plan to execute on our product roadmap, which includes the introduction of our netbook charger and our iGo Green Technology products expected to be available for shipment during the second half of 2009, and to further expand the distribution of our products. We believe that executing on these growth strategies will put us in the strongest possible position from which to evaluate all strategic alternatives,” said Mr. Heil.
There can be no assurance that our review of strategic alternatives will result in any specific type of strategic transaction. The Company does not currently intend to disclose developments or provide updates on the progress or status of our strategic alternatives review process or of any strategic alternatives under consideration, unless and until its Board of Directors has approved a specific initiative.

iGo, Inc.

About iGo, Inc.
iGo, Inc., based in Scottsdale, Arizona, develops and markets universal chargers for portable computers and low-power devices such as mobile phones, Bluetooth® headsets, smartphones/PDAs, MP3 players, portable gaming devices, digital cameras and more. The Company’s patented tip technology enables users to power and charge hundreds of brands and thousands of models of mobile devices with a single charger through the use of interchangeable power tips. iGo’s brand offers a full line of chargers for AC-only, DC-only, or combination AC/DC, as well as battery-operated chargers. By using these revolutionary chargers and associated tips — which, in some products, enable users to power multiple devices simultaneously — mobile device users can save money and eliminate the extra weight and jumbled power cords associated with carrying multiple chargers.
iGo’s products are available at www.iGo.com as well as through leading resellers and retailers. For additional information call 480-596-0061, or visit www.igo.com.
iGo is a registered trademark of iGo, Inc. All other trademarks or registered trademarks are the property of their respective owners.
This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. The words “believe,” “expect,” “anticipate,” “should,” “revenues,” “cash flows” and other similar statements of expectations identify forward-looking statements. Forward-looking statements in this press release include statements regarding the expected impact on revenues resulting from the termination of the contractual relationship with Targus; the belief that the termination of the contractual relationship with Targus will only have a modestly negative impact on the Company’s cash flows; the belief that there is value in the Company that is not currently being fully realized in the public markets; and the belief that the Company’s plan to continue executing on its growth strategies will put the Company in the strongest possible position from which to evaluate all strategic alternatives. These forward-looking statements are based largely on management’s expectations and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Risks that could cause results to differ materially from those expressed in these forward-looking statements include, among others, the Company’s revenues and value could be materially impacted by the loss of the Targus relationship; the Company’s efforts to replace the Targus relationship may be unsuccessful, and the Company may expend substantial cash in dealing with this situation; the loss of, and failure to replace, any other significant customers could negatively impact the Company’s revenues and value; the attempts by the Company to analyze strategic alternatives and/or the inability of the Company to identify, or successfully complete, any strategic transaction, could negatively impact the overall financial results and value of the Company; the inability of the Company’s sales and marketing strategy to generate broader consumer awareness, increased adoption rates, or impact sell-through rates at the retail and wireless carrier level; the timing and success of product development efforts and new product introductions, including internal development projects as well as those being pursued with strategic partners; the timing and success of product developments, introductions and pricing of competitors; the timing of substantial customer orders; the availability of qualified personnel; the availability and performance of suppliers and subcontractors; the ability to expand and protect the Company’s proprietary rights and intellectual property; the successful resolution of unanticipated and pending litigation matters; market demand and industry and general economic or business conditions; and other factors to which this press release refers. Additionally, other factors that could cause actual results to differ materially from those set forth in, contemplated by, or underlying these forward-looking statements are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 under the heading “Risk Factors.” In light of these risks and uncertainties, the forward-looking statements contained in this press release may not prove to be accurate. The Company undertakes no obligation to publicly update or revise any forward-looking statements, or any facts, events, or circumstances after the date hereof that

iGo, Inc.

may bear upon forward-looking statements. Additionally, the Company does not undertake any responsibility to update you on the occurrence of unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.
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